EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A Amendment 2 of our report dated December 21, 2021, relating to the consolidated financial statements of Know Labs, Inc., which appears in such Registration Statement. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BPM LLP

BPM LLP

Walnut Creek, California

September 1, 2022